Exhibit 10.1

Execution Version

COMMITMENT INCREASE AGREEMENT

February 28, 2025

JPMorgan Chase Bank, N.A., as Administrative Agent
500 Stanton Christiana Road
NCC 5, Floor 1
Newark, DE 19713-2107
Attention: Loan & Agency Services Group

Ladies and Gentlemen:

We refer to the Senior Secured Revolving Credit Agreement dated as of November 15, 2022 (as amended by that certain Amendment No. 1 dated as of August 29, 2023, as further amended by that certain Amendment No. 2 dated as of June 27, 2024 and as further amended, modified or supplemented from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among T. Rowe Price OHA Select Private Credit Fund (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for said Lenders.  You have advised us that the Borrower has requested in a letter dated February 28, 2025 (the “Increase Request”) from the Borrower to the Administrative Agent that the aggregate amount of the Commitments be increased on the terms and subject to the conditions set forth herein.

A.  Commitment Increase.    Pursuant to Section 2.08(e) of the Credit Agreement, (x) Morgan Stanley Bank, N.A. hereby agrees to provide additional Multicurrency Commitments (the “Increasing Lender”) and (y) Sumitomo Mitsui Banking Corporation (the “Assuming Lender”) hereby agrees to provide new Dollar Commitments, each in the amount set forth opposite the name of such Increasing Lender or Assuming Lender listed in Schedule I hereto, such Commitments to be effective as of the Increase Date (as defined in the Increase Request); provided, that the Administrative Agent shall have received a duly executed officer’s certificate from the Borrower which shall be dated as of the Increase Date and in substantially the form of Exhibit I hereto.

B.  Confirmation of Increasing Lender.  The Increasing Lender agrees that from and after the Increase Date, its additional Commitment set forth in Schedule I hereto shall be included in its Commitment and be governed for all purposes by the Credit Agreement and the other Loan Documents.

C.  Confirmation of Assuming Lender.  The Assuming Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (iii) acknowledges and agrees that, from and after the Increase Date, the making of the associated Dollar Commitments shall be governed for all purposes by the Credit Agreement and the other Loan Documents.

D. Counterparts. This Commitment Increase Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Commitment Increase Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures (including, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform) or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

E. Consent of Administrative Agent, Swingline Lenders and Issuing Banks. The Administrative Agent and each of the undersigned Issuing Banks and Swingline Lenders consent to the Commitment Increase and the execution of this Commitment Increase Agreement by the Assuming Lender.

F. Governing Law. This Commitment Increase Agreement shall be construed in accordance with and governed by the law of the State of New York. Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

G. Miscellaneous. This Commitment Increase Agreement shall be deemed a “Loan Document” as such term is defined in Section 1.01 of the Credit Agreement.

Very truly yours,

INCREASING LENDER

MORGAN STANLEY BANK, N.A.

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

ASSUMING LENDER

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/Brett Austin
Name: Brett Austin
Title: Managing Director

Accepted and agreed:

T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Vice President

Acknowledged and agreed:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Swingline Lender and Issuing Bank

By:	/s/ Alevtina Dudyreva
Name:	Alevtina Dudyreva
Title:	Vice President

STATE STREET BANK AND TRUST COMPANY,
as a Swingline Lender

By:	/s/ Stephen Lynch
Name:	Stephen Lynch
Title:	Vice President

BARCLAYS BANK PLC,
as a Swingline Lender and Issuing Bank

By:	/s/ Joseph Tauro
Name:	Joseph Tauro
Title:	Assistant Vice President

SCHEDULE I

Increasing Lender	Commitment Increase
Morgan Stanley Bank, N.A.	$60,000,000 (Multicurrency)

Assuming Lender	Commitment Increase
Sumitomo Mitsui Banking Corporation	$100,000,000 (Dollar)

EXHIBIT I

OFFICER’S CERTIFICATE

February 28, 2025

JPMorgan Chase Bank, N.A., as Administrative Agent
500 Stanton Christiana Road
NCC 5, Floor 1
Newark, DE 19713-2107
Attention: Loan & Agency Services Group

Ladies and Gentlemen:

On behalf of T. Rowe Price OHA Select Private Credit Fund (the “Borrower”), I, Gregory S. Rubin as Vice President of the Borrower, refer to the Senior Secured Revolving Credit Agreement dated as of November 15, 2022 (as amended by that certain Amendment No.1 dated as of August 29, 2023, as further amended by that certain Amendment No. 2 dated as of June 27, 2024 and as further amended, modified or supplemented from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for said Lenders.  I also refer to the letter dated February 28, 2025 (the “Increase Request”) from the Borrower to the Administrative Agent, requesting that the aggregate amount of the Commitments be increased as set forth therein on the Increase Date (as defined in the Increase Request).

With respect to the Increase Request, I hereby certify in my capacity as an authorized officer of the Borrower and not in any individual capacity that each of the conditions to the related Commitment Increase (as defined in each applicable Increase Request) set forth in Sections 2.08(e)(i)(B), (D) and (E) of the Credit Agreement have been satisfied as of the date hereof.

Very truly yours,

T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Vice President